UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest events reported)   March 7, 2000
                                                         -----------------
                                                         February 22, 2000
                                                         -----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          New Mexico              Commission                  85-00019030
  ---------------------------     File Number 1-6986    ----------------------
 (State or Other Jurisdiction                 ------       (I.R.S. Employer
      of Incorporation)                                 Identification) Number)



        Alvarado Square, Albuquerque, New Mexico             87158
        ----------------------------------------             -----
        (Address of principal executive offices)           (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is the Company's press release and is being filed herewith as a current event.

PNM Subsidiary Announces Technology Partnership with Sandia National Labs

Albuquerque, N.M., February 22, 2000 - Energy services provider Avistar Inc., a subsidiary of PNM, Public Service Company of New Mexico (NYSE:PNM), has entered into an agreement with Sandia National Laboratories to jointly develop and market new risk and reliability software for private industry.

The technology partnership agreement was concluded in a formal signing ceremony at Sandia Labs in Albuquerque on Monday, February 21. Under the terms of the agreement, Sandia will collaborate with Avistar to further develop and commercialize the reliability analysis software. Avistar will be the sole source for marketing, with the labs receiving a royalty on future sales. Financial terms of the partnering agreement were not disclosed.

The new software uses statistical analysis of equipment failure rates, repair times and costs to create efficient preventive maintenance schedules and spare parts inventories. Now under evaluation at PNM's San Juan Generating Station, near Farmington, New Mexico, the system has the potential to lower maintenance costs and reduce unplanned outages at the plant.

The software has a wide range of applications outside the electric power industry, according to Avistar President Blake Ridgeway. "Any industrial process can benefit from having more precise predictability as to when machinery may fail and what the cost of repair will be in downtime and parts replacement. Based on that information, it's possible to make much more cost-effective decisions on maintenance schedules, spare parts inventories, and even in the design of new equipment."

Avistar, a wholly-owned subsidiary of PNM, operates an advanced meter servicing business in California and Nevada and offers energy and water management solutions for government and institutional clients in the Southwest. Avistar is also assisting e-commerce company AMDAX.com in launching an Internet-based energy auction system.

PNM also operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. The company's stock is traded primarily on the NYSE under the symbol PNM. More information about the company is available at www.pnm.com

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ------------------------------------------
                                              (Registrant)


Date:  March 7, 2000                            /s/ John R. Loyack
                                   ------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)





                                       3